As filed with the Securities and Exchange Commission on May 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYOVANT SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1343578
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20-22 Bedford Row London, United Kingdom WC1R 4JS	Not Applicable
(Address of principal executive office)	(Zip Code)

2016 Equity Incentive Plan
(Full title of the plans)

Corporate Services Company

2711 Centerville Road

Wilmington, DE 19808

(866) 846-8765

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares, $0.000017727 par value per share	6,923,919(2)	$7.94-$12.78	$76,938,832	$8,918

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant (“Common Shares”) that become issuable under the Myovant Sciences Ltd. 2016 Equity Incentive Plan, as amended (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.
(2)	Represents Common Shares reserved for future issuance under the 2016 Plan and Common Shares outstanding or reserved for issuance pursuant to awards outstanding under the 2016 Plan.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $7.94, which is the weighted-average exercise price for outstanding awards granted under the 2016 Plan, and (b) $12.78, which is the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on May 12, 2017. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share(2)	Aggregate Offering Price
Common Shares issuable upon the exercise of outstanding options granted under the 2016 Plan	2,386,127	$7.94(3)(a)	$18,945,849
Common Shares outstanding in the form of restricted stock awards under the 2016 Plan	1,128,222	$12.78(3)(b)	$14,418,678
Common Shares reserved for future grant under the 2016 Plan	3,409,570	$12.78(3)(b)	$43,574,305
Proposed maximum aggregate offering price			$76,938,832

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Myovant Sciences Ltd. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s final prospectus, dated October 26, 2016 and filed on October 27, 2016 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-213891), which contains audited financial statements for the period from February 2, 2016 (date of inception) to March 31, 2016.

(b) The Registrant’s Current Reports on Form 8-K filed on November 3, 2016, November 17, 2016, April 3, 2017 and April 27, 2017 (File No. 001-37929) (other than information furnished and not filed thereunder) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) The Registrant’s Quarterly Reports on Form 10-Q filed on December 9, 2016 and February 13, 2017 (File No. 001-37929) under the Exchange Act.

(d) The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A filed on October 24, 2016 (File No. 001-37929) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

See the description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-213891).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of Bermuda. Section 98 of the Companies Act of 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Registrant. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

The Registrant’s amended and restated bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that it may advance funds to its officers and directors for costs, charges and expenses incurred in their defense on the condition that such officers or directors repay the funds if any allegation of fraud or dishonesty is proved against them. The Registrant’s amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant has purchased and maintains a directors’ and officers’ liability policy for such purpose.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the Registrant’s directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
3.1(1)	Certificate of Incorporation.

3.2(2)	Memorandum of Association.

3.4(3)	Second Amended and Restated Bye-laws.

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1(4)	2016 Equity Incentive Plan, as amended.

10.2(5)	Forms of Option Grant Notice and Option Agreement under 2016 Equity Incentive Plan, as amended.

10.3(6)	Form of Early Exercise Stock Purchase Agreement under 2016 Equity Incentive Plan, as amended.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on October 17, 2016 and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on October 20, 2016 and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on May 17, 2017.

MYOVANT SCIENCES LTD.

By:	/s/ Frank Karbe
Frank Karbe
Principal Financial and Accounting Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lynn Seely, M.D. and Frank Karbe, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynn Seely, M.D. Lynn Seely, M.D.	Principal Executive Officer and Director	May 17, 2017

/s/ Frank Karbe Frank Karbe	Principal Financial and Accounting Officer	May 17, 2017

/s/ Mark Altmeyer Mark Altmeyer	Director	May 17, 2017

/s/ Terrie Curran Terrie Curran	Director	May 17, 2017

/s/ Wayne DeVeydt Wayne DeVeydt	Director	May 17, 2017

/s/ Keith Manchester, M.D. Keith Manchester, M.D.	Director	May 17, 2017

/s/ Vivek Ramaswamy Vivek Ramaswamy	Director	May 17, 2017

/s/ Kathleen Sebelius Kathleen Sebelius	Director	May 17, 2017

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Certificate of Incorporation.

3.2(2)	Memorandum of Association.

3.4(3)	Second Amended and Restated Bye-laws.

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1(4)	2016 Equity Incentive Plan, as amended.

10.2(5)	Forms of Option Grant Notice and Option Agreement under 2016 Equity Incentive Plan, as amended.

10.3(6)	Form of Early Exercise Stock Purchase Agreement under 2016 Equity Incentive Plan, as amended.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on October 17, 2016 and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on October 20, 2016 and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed with the Commission on September 30, 2016 and incorporated herein by reference.